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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 March 23, 2001

                             INTERWORLD CORPORATION
                             ----------------------
        (Exact Name of Registration business as Specified in Its Charter)



         Delaware                    000-26925                  13-3818716
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(State or other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     of incorporation)                                    Identification Number)



                          395 Hudson Street, 6th Floor,
                             New York, NY 10014-3669
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          (Address, including zip code, of Principal Executive Offices)



                                 (212) 301-2500
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               (Registrant's telephone number including area code)


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Item 5.  Other Events.

Our common stock is currently listed on the Nasdaq National Market ("Nasdaq"). By letter dated March 13, 2001, we received notification from Nasdaq that we were not in compliance with Nasdaq's $1.00 minimum bid price requirement because our common stock had closed below that minimum bid price for 30 consecutive trading days. According to the letter, we have until June 11, 2001 to regain compliance with this standard. To regain compliance, prior to June 11, 2001, the common stock is required to have a closing bid price at or above $1.00 for ten consecutive trading days. Our failure to meet Nasdaq's maintenance criteria in the future may result in the de-listing of our common stock from Nasdaq. In such event, trading, if any, in our common stock may then continue to be conducted in the non-Nasdaq over-the-counter market in what are commonly referred to as the electronic bulletin board and the "pink sheets". As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of our common stock. In addition, in the event our common stock is de-listed, broker-dealers would have certain regulatory burdens imposed on them, which may discourage them from effecting transactions in our common stock, further limiting the liquidity thereof.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                      INTERWORLD CORPORATION

Date:   March 23, 2001                By:      /s/ Michael Donahue
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                                          Name:  Michael Donahue
                                          Title: Vice Chairman and
                                                 Chief Executive Officer